EXHIBIT 99.1

                                  NEWS RELEASE

For further information, contact:

Investors:  Greg Ehlinger, Chief Financial Officer                 812.376.1935

Media:  Suzie Singer                                               812.376.1917

October 19, 2001                                          For immediate release

                      IRWIN FINANCIAL CORPORATION ANNOUNCES
                         ACTION ON COMMON STOCK DIVIDEND

(Columbus, IN) Irwin Financial Corporation today announced its fourth quarter dividend.

The dividend of $0.065 per share will be paid on December 21, 2001, to all shareholders of record on December 7, 2001. The dividend rate is a $0.005 per share or 8.3% increase as compared with the dividend paid in the fourth quarter of 2000.

Irwin Financial Corporation (www.irwinfinancial.com) is an interrelated group of specialized financial services companies. The Corporation, through its five subsidiaries -- Irwin Home Equity Corporation, Irwin Mortgage Corporation, Irwin Union Bank, Irwin Capital Holdings, and Irwin Ventures LLC -- provides a broad range of consumer and commercial financial services in selected markets across the US and Canada.